Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the reference to our firm under the caption “Experts” and to the use of our report dated February 28, 2007, in the Registration Statement (Form S-4) and related Prospectus of Cal Dive International Inc. for the registration of 20,383,885 shares of its common stock.

/s/ Ernst & Young LLP
Houston, Texas
August 15, 2007